CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273696 on Form S-6 of our report dated September 14, 2023, relating to the financial statement of FT 10948, comprising Corporate Investment Grade Laddered Portfolio, Series 25, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 14, 2023